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                                                                    EXHIBIT 23.3


                      CONSENT OF PERSON TO BECOME DIRECTOR

ICT Group, Inc.:

     I hereby consent to being named in the Registration Statement on Form S-1 of ICT Group, Inc. as a person who will become a director of ICT Group, Inc. upon completion of the initial public offering of the common stock of ICT Group, Inc.

                                   /s/ Bernard Somers
                                   -------------------------
                                    BERNARD SOMERS
Dublin, Ireland
June 10, 1996